UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 10, 2005, Columbia Equity Trust, Inc. (the "Company") filed a Current Report on Form 8-K announcing the entry by the Company into a material definitive agreement to acquire a six-story, approximate 124,500 square foot office building located in Rockville, Maryland ("Park Plaza") for $35,000,000.

On September 29, 2005, the Company completed the acquisition of the Property from Park Plaza Partners, L.L.C. ("PPP") an affiliate of Opus East, L.L.C. ("Opus"). The purchase price for the Property was $35,000,000. The transaction was funded 100% with proceeds raised through the Company’s initial public offering which closed on July 5, 2005.

The Property is currently 100% leased to seven tenants. The property is subject to a ground lease with a remaining term, including extension options, of 71 years.

Item 7.01 Regulation FD Disclosure.

On September 29, 2005, the Company issued a press release announcing the acquisition described in Item 2.01 above. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information this is required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
99.1 Press release, dated September 29, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

October 3, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 29, 2005